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                                  EXHIBIT 10.14

                      SECOND AMENDMENT TO CREDIT AGREEMENT

        THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of November 19, 1997, by and between Invivo Corporation, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank').

                                    RECITALS

        WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 1, 1996, as amended from time to tome ("Credit Agreement").

        WHEREAS, Bank and borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

        1. Section 1.1(a) is hereby amended by deleting "December 1, 1997" as the last day on which Bank will make advances under the Line of Credit, and by substitution for said date "December 1, 1998," with such change to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit A attached hereto (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

        2. Sections 1.3, 1.4, 1.5 and 1.6 are hereby renumbered as Sections 1.4, 1.5, 1.6 and 1.7 The following is hereby added to the Agreement as new Section 1.3:

        "SECTION 1.3 FOREIGN EXCHANGE FACILITY.

        (a) Foreign Exchange Facility. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make available to Borrower a facility (the "Foreign exchange Facility") under which from time to time up to and including December 1, 1998, will enter into foreign exchange contracts for the account of Borrower for the purchase and/or sale by Borrower in United States dollars of medical devices in Europe and Asia; provided however, that the maximum amount of all outstanding foreign exchange contracts shall not at any time exceed an aggregate of Three Million Five Hundred Thousand United States Dollars (US $3,500,000.00). No foreign exchange contract shall be executed for a term in excess of twelve (12 months or for a term which extends beyond December 1, 1998. Borrower shall have a "Delivery Limit" under the Foreign Exchange Facility not to exceed at any time the aggregate principal amount of Seven Hundred fifty Thousand United States Dollars (US $750,000.00), which Delivery Limit reflects the maximum principal amount of Borrower's foreign exchange contracts which may mature during any one (1) day period. All foreign exchange transactions shall be subject to the additional terms of a Foreign Exchange Agreement, substantially in the form of Exhibit C attached hereto ("Foreign Exchange Agreement"), all terms of which are incorporated herein by this reference.



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        (b) Settlement. Each foreign exchange contract under the Foreign exchange Facility shall be settled on its maturity date by Bank's debit to any demand deposit account maintained by Borrower with Bank."

        3. Sections 4.8(a) and 4.8(b) are hereby deleted in their entirety, and the following substituted therefore:

        "(a) Working Capital not at any time less than $6,000,000.00, with "Working Capital" defined as total current assets minus total current liabilities.

        (b) Tangible Net Worth not at any time less than $9,000,000.00, with "Tangible Net worth" defined as the aggregate of total stockholders equity plus subordinated debt less any intangible assets."

        4. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This amendment and the Credit Agreement shall be read together, as one document.

        5. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any conditions, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

        IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of the day and year first written above.

INVIVO CORPORATION                      WELLS FARGO BANK,
                                        NATIONAL ASSOCIATION

Bu: __________________________          By:____________________________
        JAMES B. HAWKINS                       RICK FREEMAN
        PRESIDENT                              VICE PRESIDENT

By: __________________________
     JOHN GLENN
     VICE PRESIDENT, FINANCE